Exhibit 10.32


                               SEVERANCE AGREEMENT


         THIS AGREEMENT, dated as of the 26th day of May, 1999, is by and between Express Scripts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Mark O. Johnson (hereinafter referred to as the "Executive").

                                    RECITALS:

     A. The Board of Directors of the Company (the "Board") considers it essential to the best interests of the Company and its stockholders that its key management personnel be encouraged to remain with the Company and its subsidiaries and to continue to devote full attention to the Company's business and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of its key management personnel.

     B. The Executive currently serves as a Senior Vice President of the Company and his or her services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal businesses, subsidiaries, divisions or functions.

     C. The Board believes the Executive has made and is expected to continue to make valuable contributions to the productivity and profitability of the Company and its subsidiaries.

     D. The Board believes it imperative that the Company and the Board be able to rely upon the Executive to continue in his or her position, and that the Company and the Board be able to receive and rely upon his or her advice, if so requested, as to the best interests of the Company and its stockholders without concern that he or she might be distracted by the personal uncertainties and risks created by events that are not within such person's control, and to encourage the Executive's full attention and dedication to the Company.

     E. The Board, upon the recommendation of the Compensation Committee of the Company (the "Compensation Committee"), has approved this Agreement and authorized and directed its execution and delivery on behalf of the Company.

                              TERMS AND CONDITIONS:

     NOW, THEREFORE, to assure the Company and its subsidiaries that it will have the continued, undivided attention, dedication and services of the Executive and the availability of the Executive's advice and counsel, and to induce the Executive to remain in the employ of the Company and its subsidiaries, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1. Certain Definitions

     For purposes of this Agreement, the following terms shall have the following meanings:
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     (a) "Cause" means:

          (i) any act or acts by the Executive, whether or not in connection with his or her employment by the Company, constituting a felony under applicable law;

          (ii) any act or acts of gross dishonesty or gross misconduct on the Executive's part which result or are intended to result directly or indirectly in gain or personal advantage or enrichment at the expense of the Company or its subsidiaries; or

          (iii) any violation by the Executive of his or her obligations to the Company or its subsidiaries which violation is demonstrably willful and deliberate on the Executive's part and which results in material damage to the business or reputation of the Company or its subsidiaries.

          Notwithstanding the foregoing, the employment of the Executive shall in no event be deemed to have been terminated by the Company for "Cause" if termination of his or her employment by the Company took place: (A) as the result of bad judgment or negligence on the part of the Executive other than gross negligence; (B) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company and its subsidiaries; (C) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Certificate of Incorporation or bylaws of the Company or the laws of the state of incorporation of the Company, in each case as in effect at the time of such act or omission; (D) as the result of an act or omission which occurred more than twelve (12) calendar months prior to the Executive's having been given Notice of Termination (as defined below) for such act or omission unless the commission of such act or omission could not at the time of such commission or omission have been known to the President of the Company or to a member of the Board (other than the Executive, if he or she is then a member of the Board), in which case more than twelve (12) calendar months from the date that the commission of such act or such omission was or could reasonably have been so known; or (E) as the result of a continuing course of action which commenced and was or could reasonably have been known to the President of the Company or to a member of the Board (other than the Executive) more than twelve calendar months prior to the Executive having been given Notice of Termination.

     (b) "Change in Control" means and shall be deemed to have occurred upon:

          (i) the acquisition at any time by a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding, for this purpose, the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power in the election

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     of directors of the then-outstanding securities of the Company or any successor of the Company;

          (ii) when individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board;

          (iii) approval by the stockholders of the Company of the liquidation of the Company or any sale or disposition, or series of related sales or dispositions, of 50% or more of the assets or earning power of the Company; or

          (iv) approval by the stockholders of the Company and consummation of any merger or consolidation or statutory share exchange to which the Company is a party and as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange.

          Notwithstanding the foregoing, a "Change in Control" shall not include
     (A) the sale or other transfer of beneficial ownership of Class B Common Stock of the Company by NYLIFE Healthcare Management, Inc. to (or any acquisition of such beneficial ownership by) an affiliate thereof, including, without limitation, New York Life Insurance Company or any holding company formed by any such affiliate, or (B) an isolated sale, spin-off, joint venture or other business combination by the Company, which involves one or more divisions or subsidiaries of the Company and is approved by a majority vote of the Incumbent Board.

     (c) "Good Reason" means the occurrence of any one or more of the following:

          (i) Any material breach by the Company of any of the provisions of this Agreement or any other agreement between the Company and the Executive or any material failure by the Company to carry out any of its obligations hereunder or thereunder, in any such case, after receipt of written notice of such breach or failure from the Executive and the failure by the Company to cure such breach or failure within fifteen (15) business days after receipt of such notice;

          (ii) The Company's requiring the Executive to be based at any office or location more than 50 miles from his or her then-current office or location at which

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     he or she is then based, except for travel reasonably required in the performance of the Executive's responsibilities to the extent substantially consistent with the Executive's business travel obligations prior to such required relocation, either (A) within three (3) years of any prior relocation at the Company's request (other than a relocation in connection with his or her initial employment by the Company) or (B) within two (2) years following any Change in Control;

          (iii) The assignment to the Executive of any duties inconsistent in any material adverse respect with his or her position, authority or responsibilities with the Company and its subsidiaries immediately prior to such assignment, or any other material adverse change in such position, including titles, authority, or responsibilities, as compared with the Executive's position immediately prior to such change;

          (iv) A material reduction by the Company in the amount of the Executive's base salary or target annual bonus compensation paid or payable as compared to that which was paid or made available to the Executive immediately prior to such reduction; or

          (v) The failure by the Company to continue to provide the Executive with substantially similar perquisites or benefits the Executive in the aggregate enjoyed under the Company's benefit programs (other than long-term incentive compensation programs), such as any of the Company's pension, savings, vacation, life insurance, medical, health and accident, or disability plans in which he or she was participating at the time of any such discontinuation (or, alternatively, if such plans are amended, modified or discontinued, substantially similar equivalent benefits thereto in the aggregate), or the taking of any action by the Company which would directly or indirectly cause such benefits to be no longer substantially equivalent in the aggregate to the benefits in effect immediately prior to taking such action; provided, that any amendment, modification or discontinuation of any plans or benefits referred to in this Subsection (v) that generally affect substantially all domestic salaried employees of the Company shall not be deemed to constitute Good Reason.

     2. Obligations of the Company Upon Termination; Conditions to the Company's Obligations; Acknowledgments and Agreements of the Executive

     (a) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or disability, this Agreement shall terminate without further obligations to the Executive's legal representatives or the Executive, as the case may be, under this Agreement. For the purposes of this Agreement, "disability" shall have the same definition as contained in any long-term disability insurance plan or program of the Company in which the Executive is participating at the time of termination of his or her employment. If the Executive is not so participating or is participating in more than one such plan or program at the time of termination, "disability" means the Executive's inability by reason of illness or other physical or mental disability to perform the principal duties required by the position held by the Executive at the inception of such illness or disability for any consecutive 180-day period. A determination of "disability" shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the Executive's incapacity to designate a doctor, the Executive's legal representative. If the Company and the Executive cannot agree on the designation of a doctor, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor; the third doctor shall make the determination as to "disability."

     (b) Termination by the Company for Cause; Termination by the Executive Other Than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, this Agreement shall terminate without further obligations to the Executive on the Termination Date.

     (c) Termination by the Company Other Than for Cause; Termination by the Executive for Good Reason. If the Company shall terminate the Executive's employment other than for Cause, or the employment of the Executive shall be terminated by the Executive for Good Reason, the Executive shall be entitled, subject to Sections 2(e) and 4 hereof, to a severance benefit in an amount equal to (i) twelve (12) times the monthly base salary being paid to the Executive immediately prior to the Termination Date plus (ii) an amount equal to the product of (x) the Executive's Bonus Potential for the year in which the Termination Date occurs (the "Termination Year") multiplied by (y) the average percentage of the Bonus Potential earned by the Executive for the three (3) full years immediately preceding the Termination Year (or such shorter period if the Executive was employed by the Company for less than three (3) full years and received or was eligible to receive a bonus during such period), which product shall be prorated for the portion of the Termination Year in which the Executive was employed by the Company. For purposes of this Agreement, "Bonus Potential" shall mean the maximum bonus amount the Executive could receive under the terms of his or her annual bonus letter or, if no bonus letter is issued, otherwise in accordance with the terms of the Company's bonus plan then in effect for all senior executives of the Company. If a maximum bonus amount is not determinable, then the Compensation Committee shall determine in good faith the amount of the bonus the Executive could reasonably have been expected to have received for the Termination Year, and such determination shall be final and binding on all parties; provided that, for purposes of this Agreement, if a maximum bonus amount is not determinable, in no event shall such amount be less than the average of the actual bonus payment received by the Executive in respect of the three (3) full years immediately preceding the Termination Year (or such shorter period if the Executive was employed by the Company for less than three (3) years).

     (d) Payments in Installments. The Company shall pay the severance benefit required under Section 2(c) hereof, without interest thereon, in four (4) substantially equal quarterly installments, payable on the first day of each calendar quarter, with the first such installment payable in the first full calendar quarter commencing twenty-eight (28) days after the date on which the Executive complies with Section 2(e)(i) and, if applicable,
     Section 2(e)(ii) below, subject to applicable withholding and employment taxes.

     (e) Conditions to Receipt of Payments. As a condition to the Company's obligation to pay the severance benefit hereunder, the Executive must deliver to the Company the following:

               (i) No later than thirty (30) days after the Termination Date, a general release and acknowledgment in the form attached hereto as Exhibit A (the "General Release"); and

               (ii) An acknowledgement and agreement in a form reasonably satisfactory to the Company that the noncompetition provisions of the Nondisclosure and Noncompetition Agreement between the Executive and the Company, in the form previously executed by the Executive, will be effective for a period of one (1) year commencing on the Termination Date, notwithstanding the fact that the Executive's employment with the Company may have been terminated by the Company other than for Cause; provided, however, that the foregoing acknowledgment and agreement shall not be required if the Termination Date occurs within eighteen (18) months following a Change of Control.

          (f) Acknowledgements of the Executive. The Executive acknowledges and agrees that:

               (i) The provisions of Section 2(e) are reasonable and enforceable because, among other things, (1) the Executive will be receiving compensation under this Agreement and (2) there are many other areas in which, and companies for which, the Executive could work in view of the Executive's background, and Section 2(e) therefore does not impose any undue hardship on the Executive;

               (ii) The provisions of the Nondisclosure and Noncompetition Agreement, including by way of its applicability hereunder in the event of a termination of the Executive's employment without Cause, are reasonable and enforceable in view of the Company's legitimate interests in protecting its confidential information and customer goodwill and the limitations contained therein on the duration and geographic scope of, and activities covered by, such provisions; and

               (iii) In deciding to sign this Agreement, the Executive has not relied upon any statements or promises by the Company other than those set forth in this Agreement, and the Executive understands that this Agreement contains the entire agreement between the parties.

          (g) Additional Agreements.

               (i) The Executive represents that he or she has not, and agrees that he or she will not, in any way disparage the Company or its current and former officers, directors and employees, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities;

               (ii) The Executive further agrees that he or she will not at any time discuss any matter concerning the Company with anyone adverse or potentially adverse to the Company on any matter, including, without limitation, employment claims or customer claims, without the prior written consent of the Company. However, if required by a governmental regulatory agency or self-regulatory agency to provide testimony or information regarding the Company, the Executive will cooperate with said regulatory agency. If compelled to testify by a validly served subpoena or by regulatory authority, the Executive will testify truthfully as to all matters concerning his or her employment with the Company. If a regulatory agency or self-regulatory agency contacts the Executive regarding the Company or if the Executive receives a subpoena or other court or legal process relating in any way to the Company, or any present or former Company customer or employee, the Executive immediately will give the Company prior written notice and shall make himself or herself available to be interviewed concerning the subject matter of such contact; and

               (iii) The Executive agrees to cooperate with and make himself or herself readily available to the Company or its General Counsel, as the Company may reasonably request, to assist it in any matter, including litigation or proceedings or potential litigation or proceedings, over which the Executive may have knowledge, information or expertise, provided, however, that the Company shall pay the reasonable out-of-pocket expenses of the Executive in performing his or her obligations under this Section 2(g)(iii).

     3. Notice of Termination

         For purposes of this Agreement, any termination of the Executive's employment by the Company as contemplated by Sections 2(a) or 2(b) hereof or by the Executive as contemplated by Section 2(c) hereof shall be communicated by written "Notice of Termination" to the other party hereto. Any "Notice of Termination" shall set forth (a) the effective date of termination (for purposes of determining the Executive's entitlement to benefits hereunder), which shall not be less than fifteen (15) or more than thirty (30) days after the date the Notice of Termination is delivered (the "Termination Date"); (b) the specific provision in this Agreement relied upon; and (c) in reasonable detail the facts and circumstances claimed to provide a basis for such termination. Notwithstanding the foregoing, if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a good faith dispute exists concerning the termination, the effective date of termination for purposes of determining the Executive's entitlement to benefits under this Agreement shall be the date on which the dispute is finally determined in accordance with the provisions of Section 12 hereof. In the case of any good faith dispute as to the Executive's entitlement to benefits under this Agreement resulting from any termination by the Company for which the Company does not deliver a Notice of Termination, the effective date of termination for purposes of determining the Executive's entitlement to benefits under this Agreement shall be the date on which the dispute is finally determined in accordance with the provisions of Section 12 hereof. If the parties do not dispute the Executive's entitlement to benefits hereunder, the effective date of termination shall be the Termination Date.

     4. Mitigation

         The Executive is not required to seek other employment or otherwise mitigate the amount of any payments to be made by the Company pursuant to this Agreement; provided, however, that any amounts earned by the Executive from employment with another employer prior to the final payment by the Company of amounts payable hereunder will reduce any amounts or benefits due the Executive pursuant to this Agreement on a dollar-for-dollar basis; provided, further, however, that no such reduction shall be required or made in the event the Termination Date occurs within eighteen (18) months following a Change in Control.

     5. Breach

         In the event of a breach by the Executive of any of the Executive's agreements in Section 2(e) or Section 2(g) hereof (including a breach of any agreements in the General Release or in the Nondisclosure and Noncompetition Agreement), the Executive shall pay to the Company all amounts previously paid, allocated, accrued or provided by the Company to the Executive pursuant to this Agreement and the Company shall be entitled to discontinue the future payment, allocation, accrual or provision of any amounts or benefits under this Agreement. The Executive recognizes and agrees that it is the intent of the parties that neither this Agreement nor any of its provisions shall be construed to adversely affect any rights or remedies that the Company would have had, including, without limitation, the amount of any damages for which it could have sought recovery, had this Agreement not been entered into. Without limiting the generality of the foregoing, nothing in this Section 5 or any other provision of this Agreement shall limit or otherwise affect the Company's right to seek legal or equitable remedies it may otherwise have, or the amount of damages for which it may seek recovery, resulting from or arising out of statutory or common law or any Company policies relating to fiduciary duties, confidential information or trade secrets.

     6. Successors

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, beneficiaries, devises and legatees. If the Executive should die while any amounts are payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, beneficiary or other designee or, if there be no such designee, to the Executive's estate.

     7. Notices

         For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the third business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

                  Mark O. Johnson
                  c/o Express Scripts, Inc.
                  13900 Riverport Dr.
                  Maryland Heights, Missouri 63043
                  Attention:  President
                  Facsimile: (314) 702-7099

         If to the Company:

                  Express Scripts, Inc.
                  13900 Riverport Dr.
                  Maryland Heights, Missouri 63043
                  Attention:  President
                  Facsimile: (314) 770-1581

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8. Governing Law

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of laws.

     9. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which will constitute one and the same instrument.

     10. Non-Assignability

     This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 6. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

     11. Term of Agreement

     This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1999; provided, however, that commencing on January 1 of 1999 and of each year thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice to the other party that it does not wish to extend this Agreement; provided further, if a Change in Control of the Company shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control occurred; and, provided further, that if the Company shall become obligated to make any payments or provide any benefits pursuant to Section 2(c) or Section 2(d) hereof, this Agreement shall continue in effect indefinitely.

     12. Arbitration

     (a) Scope; Initiation. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including disputes over arbitrability and disputes in connection with claims by third persons ("Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Section 12; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof (including, without limitation, the provisions of the Nondisclosure and Noncompetition Agreement and Section 2(g) hereof) or to preserve the status quo pending resolutions of Disputes hereunder; and provided further, that resolution of Disputes with respect to claims by third parties shall be deferred until judicial proceedings with respect thereto are concluded. Either party to this Agreement (each a "Party" and together the "Parties") may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Section (the "Dispute Notice").

     (b) Negotiations Between Parties. The Parties shall first attempt in good faith to resolve promptly any Dispute by good faith negotiations. Not later than three (3) business days after delivery of the Dispute Notice, the Company shall appoint an officer to meet with the Executive or his or her representative at a reasonably acceptable time and place, and thereafter as such representatives deem reasonably necessary. The Parties shall exchange relevant non-privileged information and endeavor to resolve the Dispute. Prior to any such meeting, each Party or representative shall advise the other as to any other individuals who will attend such meeting. All negotiations pursuant to this Section 12(b) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other federal and state rules of evidence.

     (c) Binding Arbitration. The Parties hereby agree to submit all Disputes to arbitration under the following provisions, which arbitration shall be final and binding upon the Parties, their successors and assigns, and that the following provisions constitute a binding arbitration clause under applicable law.

          (i) Either Party may initiate arbitration of a Dispute by delivery of a demand therefor (the "Arbitration Demand") to the other Party not sooner than five (5) business days after the date of delivery of the Dispute Notice but at any time thereafter.

          (ii) The arbitration shall be conducted in the County of St. Louis, Missouri, by three arbitrators (acting by majority vote, the "Panel") selected by agreement of the Parties not later than ten (10) days after delivery of the Arbitration Demand or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator becomes unable to serve, his or her successor(s) shall be similarly selected or appointed.

          (iii) The arbitration shall be conducted pursuant to the Federal Arbitration Act and the Missouri Uniform Arbitration Act, such procedures as the Parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (w) each party shall be allowed to conduct discovery through written requests for information, document requests, requests for stipulations of fact, and depositions; (x) the nature and extent of such discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective; (y) the Panel may issue orders to protect the confidentiality of information to be disclosed in discovery; and (z) the Panel's discovery rulings may be enforced in any court of competent jurisdiction.

          (iv) All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof.

          (v) The Panel shall complete all hearings not later than twenty (20) days after selection or appointment, and shall make a final award not later than ten (10) days thereafter. The award shall be in writing and shall specify the factual and legal bases of the award. The Panel may assess all or part of the costs and expenses of the arbitration, including the Panel's fees and expenses and fees and expenses of experts and legal counsel ("Arbitration Costs") as it deems fair and reasonable and, in circumstances where a Dispute has been asserted or defended against on grounds that the Panel deems manifestly unreasonable or the non-prevailing Party has rejected participation in procedures under Section 12(b), the Panel may assess all Arbitration Costs against the non-prevailing Party and may include in the award the Executive's and the Company's attorneys' fees and expenses in connection with any and all proceedings under this Section 12. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages to either Party.

     (d) Confidentiality - Notice. Each Party shall notify the other promptly, and in any event prior to disclosure to any third person, if it receives any request for access to confidential information or proceedings hereunder.

     13. No Setoff

     The Company shall have no right of setoff or counterclaim in respect of any claim, debt or obligation against any payment provided for in this Agreement, except to the extent provided in Section 4 hereof.

     14. Non-Exclusivity of Rights

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries or successors and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries or successors. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as expressly modified by this Agreement.

     15. No Guaranteed Employment

     The Executive and the Company acknowledge that this Agreement shall not confer upon the Executive any right to continued employment and shall not interfere with the right of the Company to terminate the employment of the Executive at will, for any reason, and at any time, subject to the rights of the Executive under any other agreement with the Company.

     16. No Trust Created

     Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust fund of any kind. Any funds which may be set aside or provided for in this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

     17. Invalidity of Provisions

     In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section 17 is reasonable in view of the Parties' respective interests.

     18. Non-Waiver of Rights

     The failure by the Company or the Executive to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Executive thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     19. Miscellaneous

     No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Section headings contained herein are for convenience of reference only and shall not affect the interpretation of this Agreement.


              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Severance Agreement to be executed and delivered as of the day and year first above set forth.

PLEASE NOTE: BY SIGNING THIS SEVERANCE AGREEMENT, THE EXECUTIVE IS HEREBY CERTIFYING THAT THE EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT, (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT, (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS THE EXECUTIVE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS, (D) UNDERSTANDS THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT, (E) UNDERSTANDS THAT, AMONG OTHER THINGS, THE NONDISCLOSURE AND NONCOMPETITION AGREEMENT EXTENDED BY THIS AGREEMENT PROHIBITS THE EXECUTIVE FROM DISCLOSING ANY COMPANY PROPRIETARY OR CONFIDENTIAL INFORMATION AND PLACES RESTRICTIONS ON HIS OR HER ABILITY TO ENGAGE IN EMPLOYMENT AND ACTIVITIES COMPETITIVE WITH THE COMPANY'S BUSINESS AND
(F) UNDERSTANDS THAT THIS AGREEMENT IN SECTION 12 INCLUDES A BINDING ARBITRATION PROVISION.


THIS AGREEMENT IN SECTION 12 CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                   EXPRESS SCRIPTS, INC.


                                   By:   /s/ Barrett A. Toan
                                     -----------------------------------------
                                         Barrett A. Toan
                                         President and Chief Executive Officer

                                   EXECUTIVE:

                                        /s/ Mark O. Johnson
                                   -------------------------------------------
                                   Mark O. Johnson

         The undersigned hereby acknowledges receiving a copy of this fully executed Agreement for his or her records.


                                        /s/ Mark O. Johnson
                                   -------------------------------------------
                                   Mark O. Johnson

                                    EXHIBIT A


                       GENERAL RELEASE AND ACKNOWLEDGEMENT


     THIS GENERAL RELEASE AND ACKNOWLEDGEMENT is made this ___ day of ________, ____, by ______________ (the "Executive") in favor of Express Scripts, Inc. (the "Company") pursuant to Section 2(e) of the Severance Agreement dated as of _________, ____ (the "Agreement"). Unless otherwise defined herein, capitalized terms appearing herein shall have the meanings given to them in the Agreement.

     1. General Release of Claims. The Executive, for and on behalf of the Executive and the Executive's heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to, and does, release and forever discharge the Company, and its agents, officers, employees, successors and assigns, from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, arising out of or relating to any matter whatsoever, including, without limitation, the Executive's termination from employment with the Company, matters arising from the offer and acceptance of the Agreement, matters relating to employment references or lack thereof from the Company, and those claims described in paragraph 3 hereof.

     2. Agreement Not to File Suit. The Executive, for and on behalf of the Executive and the Executive's beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, agrees that he or she will not file or otherwise submit any charge, claim, complaint, or action to any agency, court, organization, or judicial forum (nor will the Executive permit any person, group of persons, or organization to take such action on the Executive's behalf) against the Company arising out of any actions or non-actions on the part of the Company prior to or as of the date hereof arising out of or relating to any matter whatsoever. The Executive further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on the Executive's behalf, the Executive hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort (but will not be obliged to incur any expense) to have such claim dismissed.

     3. Claims Covered. The charges, claims, complaints, matters, demands, damages, and causes of action referenced in paragraphs 1 and 2 above include, but are not limited to, (i) any breach of an actual or implied contract of employment between the Executive and the Company, (ii) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, retaliation for whistleblowing, or intentional infliction of emotional distress), (iii) any claim of defamation or other common-law action, (iv) any claims of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000e et seq., the Age Discrimination in Employment Act, ------ 29 U.S.C.ss.621 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C.ss.12101 et seq., the Fair Labor ------ Standards Act of 1938, as amended, 29 U.S.C.ss.201 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ------ ss.701 et seq., or of the Illinois Human Rights Act, 775 ILCS 5/1-101 et seq., or any other relevant federal, state, or ------ ------ local statutes or ordinances, (v) any claims for salary, bonus pay or severance pay other than those payments and benefits specifically provided in the Agreement, or (vi) any other matter whatsoever, whether related or unrelated to employment matters.

     4. Claims Excluded. Notwithstanding anything else herein to the contrary, this General Release and Acknowledgment (the "General Release") shall not:

     (i) apply to the obligations of the Company described in Sections 2(c), 2(d), 6 and 12 of the Agreement; or

     (ii) affect, alter or extinguish any vested rights that the Executive may have with respect to any benefits, rights or entitlements under the terms of any employee benefit programs of the Company to which the Executive is or will be entitled by virtue of his or her employment with the Company or any of its subsidiaries, and nothing in this General Release will prohibit or be deemed to restrict the Executive from enforcing his or her rights to any such benefits, rights or entitlements; or

     (iii) limit the Executive's right to indemnification to the extent provided in the Company's Certificate of Incorporation and/or bylaws.

     5. Acknowledgments By signing this General Release and Acknowledgment (the "General Release"), the Executive is hereby certifying that the Executive (a) has received a copy of the Agreement and the General Release for review and study before executing it, (b) has read the Agreement and the General Release carefully before signing this General Release, (c) has had sufficient opportunity before signing this General Release to ask any questions the Executive has about the Agreement or this General Release and has received satisfactory answers to all such questions, (d) understands the Executive's rights and obligations under the Agreement and this General Release, (e) acknowledges and reaffirms the provisions of Section 2(f) of the Agreement, (f) understands that the Agreement includes a binding arbitration provision, and (g) understands that the Agreement and the General Release are legal documents, and that by signing the Agreement and the General Release the Executive is giving up certain legal rights including but not limited to rights under the Age
Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq. and the other matters covered in Section 3 hereof. The Executive also acknowledges that he or she has been given at least twenty-one (21) days to consider this General Release and that he or she has been advised to consult with an attorney about its terms. If the Executive has executed this General Release prior to the expiration of the twenty-one (21) day period specified above, the Executive acknowledges and agrees that he or she was afforded the opportunity to consider the Agreement for twenty-one (21) days before executing it and that the Executive's execution of this Agreement prior to the expiration of such twenty-one (21) day period was his or her free and voluntary act. The Executive further understands that he or she may revoke this General Release within seven
(7) days after he or she signs it and that if the Executive does not revoke this General Release within that time, this General Release becomes effective and enforceable by both parties immediately after the expiration of such seven-day period. The Executive also understands that any revocation must be in writing and must be received by the Company no later than the close of business on the seventh day after his or her execution of this General Release. The Company has given the Executive enough time to consult with his or her family and other advisers and to consider whether he or she should agree to the terms of this General Release.

     6.  Governing   Law.  The  validity,   interpretation,   construction   and
performance of this General Release shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the undersigned has caused this General Release to be executed and delivered as of the day and year first above set forth.


         THE AGREEMENT IN SECTION 12 CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.



                                 EXECUTIVE:


                                 ------------------------------------------
                                 Mark O. Johnson